QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.29

TERM NOTE

$9,000,000	March 31, 2003 Minneapolis, Minnesota

        FOR VALUE RECEIVED, LECG, LLC, a California limited liability company, hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (the "Bank") at the main office of U.S. Bank National Association in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to), the principal amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00), and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

        The principal hereof is payable as set forth in the Credit Agreement.

        This note is one of the Term Notes referred to in the Amended and Restated Credit Agreement dated concurrently herewith (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") among the undersigned, the Bank and the other banks named therein. This note, together with the other Term Notes and $800,000 of the initial advance upon the Revolving Notes, amends and restates, but does not constitute payment upon or a novation of, the Borrower's obligations under "Term Notes", as that term is defined in the Existing Credit Agreement. This note is secured and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

        In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

        THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

LECG, LLC
By:	/s/ JOHN C. BURKE
Title: Chief Financial Officer

QuickLinks

  Exhibit 10.29
TERM NOTE